Exhibit 3.73

CERTIFICATE OF FORMATION

ENTERCOM PORTLAND, LLC

In compliance with the requirements of the Delaware Limited Liability Company Act, as amended, the undersigned, desiring to organize a limited liability company, hereby certifies as follows:

1. The name of the limited liability company is:

Entercom Portland, LLC.

2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

3. This Certificate shall be effective immediately upon filing.

I, THE UNDERSIGNED, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended, do hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto signed as of this 25th day of April, 2000.

/s/ Judith T. Kaiser
Judith T. Kaiser
Authorized Person

CERTIFICATE OF MERGER

ENTERCOM PORTLAND, LLC

an Oregon limited liability company

with and into

ENTERCOM PORTLAND, LLC

a Delaware limited liability company

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act, as amended (the “Act”), the undersigned limited liability company, ENTERCOM PORTLAND, LLC, a Delaware limited liability company (the “Delaware LLC”), does hereby certify to the following information relating to the merger (the “Merger”) of ENTERCOM PORTLAND, LLC, an Oregon limited liability company (the “Oregon LLC”), with and into the Delaware LLC. The Oregon LLC and the Delaware LLC are herein collectively referred to as the “Constituent Companies”:

FIRST: The name and state of formation of each of the Constituent Companies to the Merger are as follows:

Name	State of Formation
Entercom Portland, LLC	Oregon
Entercom Portland, LLC	Delaware

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with Section 18-209 of the Act.

THIRD: The limited liability company surviving the Merger shall be the Delaware LLC (the “Surviving Company”).

FOURTH: An executed copy of the Agreement and Plan of Merger between the Constituent Companies is on file at an office of the Surviving Company at the following address:

Entercom Portland, LLC

401 City Avenue, Suite 409

Bala Cynwyd, PA 19004

FIFTH: A copy of the Agreement and Plan of Merger between the Constituent Companies shall be furnished by the Surviving Company, on request and without cost, to any member of either of the Constituent Companies.

SIXTH: The Merger shall be effective immediately upon the filing of this Certificate of Merger, unless Articles of Merger have yet to be filed with the State of Oregon, in which case the Merger shall be effective upon the filing of said Articles of Merger.

IN WITNESS WHEREOF, the undersigned officer has executed and acknowledged this Certificate of Merger on behalf of the Delaware LLC this 25th day of April, 2000.

ENTERCOM PORTLAND, LLC A Delaware Limited Liability Company

By:	/s/ John C. Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

CERTIFICATE OF AMENDMENT

OF

ENTERCOM PORTLAND, LLC

1. The name of the limited liability company is Entercom Portland, LLC (the “Company”).

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“2. The address of the registered office of the Company in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the registered agent at such address is SR Services, LLC.”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment the 17th day of July, 2000.

SOLE MEMBER:

ENTERCOM RADIO, LLC

By:	/s/ John C. Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

Entercom Portland, LLC

2. The Registered Office of the limited liability company in the State of Delaware is

changed to	Corporation Trust Center, 1209 Orange Street

(street), in the City of	Wilmington ,

Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is

THE CORPORATION TRUST COMPANY

By:	/s/ Andrew P. Sutor, IV
Authorized Person

Name:	Andrew P. Sutor, IV, Authorized Person
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